Contact:	Media:	Fixed Income Investment Community:
	Brenda Hines	Rob Moeller
	1-313-594-1099	1-313-621-0881
	bhines1@ford.com	rmoeller@ford.com

FOR IMMEDIATE RELEASE

FORD MOTOR CREDIT EARNS $62 MILLION IN THE SECOND QUARTER*

DEARBORN, Mich., July 26, 2007 – Ford Motor Credit Company reported net income of $62 million in the second quarter of 2007, down $242 million from earnings of $304 million a year earlier.  On a pre-tax basis from continuing operations, Ford Motor Credit earned $112 million in the second quarter compared with $435 million in the previous year.  The decrease in earnings primarily reflected higher borrowing costs, lower credit loss reserve reductions, higher depreciation expense for leased vehicles and higher net losses related to market valuation adjustments from derivatives.  Lower expenses, primarily reflecting improved operating costs, were a partial offset.

In the second quarters of 2007 and 2006, pre-tax earnings were $428 million and $667 million excluding the net losses related to market valuation adjustments from derivatives, which were $316 million and $232 million, respectively.

Ford Motor Credit expects to earn on a pre-tax basis $1.3 billion to $1.4 billion this year, excluding the impact of gains and losses related to market valuation adjustments from derivatives, up from the previous estimate of $1.2 billion.

"Our operating results for the second quarter were slightly better than our expectations," said Mike Bannister, chairman and CEO.  "We're increasing our earnings outlook due to higher average receivables, improved operating costs and continued good performance in our credit losses.

"Our commitment to solid risk management principles that support Ford vehicle sales worldwide has produced a high-quality portfolio that is performing very well."

On June 30, 2007, Ford Motor Credit's on-balance sheet net receivables totaled $140 billion, compared with $135 billion at year-end 2006.  Managed receivables were $149 billion, compared with $148 billion on December 31.

On June 30, 2007, managed leverage was 10.6 to 1.

Ford Motor Credit Company LLC is one of the world's largest automotive finance companies and has supported the sale of Ford products since 1959.  Ford Motor Credit is an indirect, wholly owned subsidiary of Ford Motor Company.  It provides automotive financing for Ford, Lincoln, Mercury, Jaguar, Land Rover, Mazda and Volvo dealers and customers.  More information can be found at http://www.fordcredit.com and at Ford Motor Credit's investor center, http://www.fordcredit.com/investorcenter/.

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*	The financial results discussed herein are presented on a preliminary basis; final data will be included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.
# # #

Cautionary Statement Regarding Forward Looking Statements

Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on expectations, forecasts and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

Automotive Related:
•	Continued decline in Ford's market share;
•	Continued or increased price competition for Ford vehicles resulting from industry overcapacity, currency fluctuations or other factors;
•	An increase in or acceleration of market shift away from sales of trucks, sport utility vehicles, or other more profitable vehicles, particularly in the United States;
•	A significant decline in industry sales and our financing of those sales, particularly in the United States or Europe, resulting from slowing economic growth, geo-political events or other factors;
•	Lower-than-anticipated market acceptance of new or existing Ford products;
•	Continued or increased high prices for or reduced availability of fuel;
•	Adverse effects from the bankruptcy or insolvency of, change in ownership or control of, or alliances entered into by a major competitor;
•	Economic distress of suppliers that has in the past or may in the future require Ford to provide financial support or take other measures to ensure supplies of components or materials;
•	Work stoppages at Ford or supplier facilities or other interruptions of supplies;
•	Single-source supply of components or materials;
•	The discovery of defects in Ford vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;
•	Increased safety, emissions (e.g., CO2), fuel economy or other (e.g., pension funding) regulation resulting in higher costs, cash expenditures and/or sales restrictions;
•	Unusual or significant litigation or governmental investigations arising out of alleged defects in Ford products or otherwise;
•
A change in Ford’s requirements for parts or materials where it has entered into long-term supply arrangements that commit it to purchase minimum or fixed quantities of certain parts or materials, or to pay a minimum amount to the seller ("take-or-pay contracts");

•	Adverse effects on our results from a decrease in or cessation of government incentives;
•	Adverse effects on Ford’s operations resulting from geo-political or other events;
•	Substantial negative operating-related cash flows for the near- to medium-term affecting Ford’s ability to meet its obligations, invest in its business or refinance its debt;
•
Substantial levels of indebtedness adversely affecting Ford’s financial condition or preventing Ford from fulfilling its debt obligations (which may grow because Ford is able to incur substantially more debt, including additional secured debt);

Ford Credit Related:
•	Inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts due to additional credit rating downgrades or otherwise;
•	Higher-than-expected credit losses;
•	Increased competition from banks or other financial institutions seeking to increase their share of financing Ford vehicles;
•	Collection and servicing problems related to our finance receivables and net investment in operating leases;
•	Lower-than-anticipated residual values or higher-than-expected return volumes for leased vehicles;
•	New or increased credit, consumer or data protection or other regulations resulting in higher costs and/or additional financing restrictions;
•	Changes in Ford’s operations or changes in Ford’s marketing programs could result in a decline in our financing volumes;

General:
•	Labor or other constraints on Ford's or our ability to restructure its or our business;
•	Substantial pension and postretirement healthcare and life insurance liabilities impairing Ford’s or our liquidity or financial condition;
•	Worse-than-assumed economic and demographic experience for postretirement benefit plans (e.g., discount rates, investment returns, and health care cost trends);
•	Currency or commodity price fluctuations; and
•	Changes in interest rates.

We cannot be certain that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized.  It is to be expected that there may be differences between projected and actual results.  Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  For additional discussion of these risk factors, see Item 1A of Part I of our 2006 10-K Report and Item 1A of Part I of Ford's 2006 10-K Report.

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
PRELIMINARY
CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended June 30, 2007 and 2006
(in millions)

	Second Quarter		First Half
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Financing revenue
Operating leases	$1,554	$1,370	$3,049	$2,700
Retail	837	925	1,696	1,832
Interest supplements and other support costs earned from affiliated companies	1,125	806	2,192	1,582
Wholesale	552	642	1,092	1,241
Other	43	56	90	110
Total financing revenue	4,111	3,799	8,119	7,465
Depreciation on vehicles subject to operating leases	(1,450)	(1,264)	(2,925)	(2,445)
Interest expense	(2,166)	(1,907)	(4,315)	(3,700)
Net financing margin	495	628	879	1,320
Other revenue
Investment and other income related to sales of receivables	102	190	211	373
Insurance premiums earned, net	43	51	87	102
Other income, net	42	113	418	135
Total financing margin and other revenue	682	982	1,595	1,930
Expenses
Operating expenses	450	490	1,006	1,009
Provision for credit losses	82	(7)	128	(2)
Insurance expenses	38	64	55	106
Total expenses	570	547	1,189	1,113
Income from continuing operations before income taxes	112	435	406	817
Provision for income taxes	50	131	151	265
Income from continuing operations before minority interests	62	304	255	552
Minority interests in net income of subsidiaries	0	0	0	0
Net income	$62	$304	$255	$552

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
PRELIMINARY
CONSOLIDATED BALANCE SHEET
(in millions)

	June 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Cash and cash equivalents	$14,446	$12,331
Marketable securities	2,877	10,161
Finance receivables, net	111,881	109,405
Net investment in operating leases	28,072	25,939
Retained interest in securitized assets	868	990
Notes and accounts receivable from affiliated companies	1,117	950
Derivative financial instruments	1,031	1,804
Other assets	5,169	5,752
Total assets	$165,461	$167,332

LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities
Accounts payable
Customer deposits, dealer reserves and other	$1,715	$1,509
Affiliated companies	2,715	3,648
Total accounts payable	4,430	5,157
Debt	137,746	139,740
Deferred income taxes	6,205	6,783
Derivative financial instruments	756	296
Other liabilities and deferred income	3,942	3,588
Total liabilities	153,079	155,564

Minority interests in net assets of subsidiaries	3	3

Shareholder's equity
Capital stock and paid in surplus	—	5,149
Shareholder's interest	5,149	—
Accumulated other comprehensive income	1,235	825
Retained earnings	5,995	5,791
Total shareholder's equity	12,379	11,765
Total liabilities and shareholder's equity	$165,461	$167,332

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
OPERATING HIGHLIGHTS*

	Second Quarter		First Half
	2007	2006	2007	2006
Financing Shares
United States
Financing share – Ford, Lincoln and Mercury
Retail installment and lease	38%	45%	37%	44%
Wholesale	78	79	78	80
Europe
Financing share – Ford
Retail installment and lease	27%	25%	26%	25%
Wholesale	97	95	97	95

Contract Volume – New and used retail/lease (in thousands)
North America segment
United States	354	443	659	841
Canada	59	56	94	91
Total North America segment	413	499	753	932

International segment
Europe	186	182	371	367
Other international	47	56	106	121
Total International segment	233	238	477	488
Total contract volume	646	737	1,230	1,420

Borrowing Cost Rate**	6.1%	5.5%	6.0%	5.2%

Charge-offs (in millions)
On-Balance Sheet Receivables
Retail installment & lease	$116	$64	$218	$175
Wholesale	8	19	12	19
Other	1	—	2	—
Total charge-offs – on-balance sheet receivables	$125	$83	$232	$194

Total loss-to-receivables ratio	0.36%	0.25%	0.34%	0.29%

Managed Receivables***
Retail installment & lease	$130	$83	$250	$219
Wholesale	8	19	12	19
Other	1	—	2	—
Total charge-offs – managed receivables	$139	$102	$264	$238

Total loss-to-receivables ratio	0.38%	0.27%	0.36%	0.32%

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*	Continuing operations
**	On-balance sheet debt, includes the effect of interest rate swap agreements
***	See appendix for additional information

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
APPENDIX

In evaluating Ford Motor Credit's financial performance, Ford Motor Credit management uses financial statements and other financial measures in accordance with Generally Accepted Accounting Principles (“GAAP”).  Included below are brief definitions of key terms, information about the impact of on-balance sheet securitization and a reconciliation of other measures to GAAP.

KEY TERMS:
•	Managed receivables: receivables reported on Ford Motor Credit's balance sheet and receivables Ford Motor Credit sold in off-balance sheet securitizations and continues to service
•
Charge-offs on managed receivables:  charge-offs associated with receivables reported on Ford Motor Credit's balance sheet and charge-offs associated with receivables that Ford Motor Credit sold in off-balance sheet securitizations and continues to service

IMPACT OF ON-BALANCE SHEET SECURITIZATION:  Finance receivables (retail and wholesale) and net investment in operating leases reported on Ford Motor Credit's balance sheet include assets included in securitizations that do not qualify for accounting sale treatment.  These assets are available only for repayment of the debt or other obligations issued or arising in the securitization transactions; they are not available to pay the other obligations of Ford Motor Credit or the claims of Ford Motor Credit's other creditors.  Debt reported on Ford Motor Credit's balance sheet includes obligations issued or arising in securitizations that are payable only out of collections on the underlying securitized assets and related enhancements.

RECONCILIATION OF MEASURES TO GAAP:

Managed Leverage Calculation	June 30,	December 31,
	2007	2006
	(in billions)
Total debt	$137.7	$139.7
Securitized off-balance sheet receivables outstanding	9.3	12.2
Retained interest in securitized off-balance sheet receivables	(0.9)	(1.0)
Adjustments for cash and cash equivalents, and marketable securities*	(16.7)	(21.8)
Adjustments for hedge accounting	(0.0)	(0.1)
Total adjusted debt	$129.4	$129.0

Total shareholder's equity (including minority interest)	$12.4	$11.8
Adjustments for hedge accounting	(0.2)	(0.5)
Total adjusted equity	$12.2	$11.3

Managed leverage (to 1) = adjusted debt / adjusted equity	10.6	11.4
Memo: Financial statement leverage (to 1) = total debt / shareholder's equity	11.1	11.9

Net Finance Receivables and Operating Leases	Managed Receivables
	On-Balance	Off-Balance
	Sheet	Sheet	Total
June 30, 2007	(in billions)
Retail installment	$71.7	$9.3	$81.0
Wholesale	36.4	—	36.4
Other finance receivables	3.8	—	3.8
Net investment in operating leases	28.1	—	28.1
Total net finance receivables and operating leases	$140.0	$9.3	$149.3

December 31, 2006
Retail installment	$70.4	$12.2	$82.6
Wholesale	35.2	—	35.2
Other finance receivables	3.8	—	3.8
Net investment in operating leases	25.9	—	25.9
Total net finance receivables and operating leases	$135.3	$12.2	$147.5

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*	Excludes marketable securities related to insurance activities.